EXHIBIT 10.11




                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                            DATED: DECEMBER 31, 1997

                                   $24,500,000

                                 BY AND BETWEEN

                           FLEET CAPITAL CORPORATION,

                                    AS LENDER

                                       AND

                         EAGLE PACIFIC INDUSTRIES, INC.,

                                   AS BORROWER




================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SECTION 1.  CREDIT FACILITY....................................................1
     1.1      Revolving Credit Loans...........................................2
     1.2      Term Loan........................................................2
     1.3      Working Capital Loans............................................2

SECTION 2.  INTEREST, FEES AND CHARGES.........................................3
     2.1      Interest.........................................................3
     2.2      Computation of Interest and Fees.................................5
     2.3      Closing Fee......................................................5
     2.4      Unused Line Fee..................................................6
     2.5      Collection Charges...............................................6
     2.6      Audit and Appraisal Fees.........................................6
     2.7      Reimbursement of Expenses........................................6
     2.8      Bank Charges.....................................................7

SECTION 3.  LOAN ADMINISTRATION................................................7
     3.1      Manner of Borrowing Revolving Credit Loans.......................7
     3.2      Payments.........................................................8
     3.3      Mandatory Prepayments............................................8
     3.4      Application of Payments and Collections..........................9
     3.5      All Loans to Constitute One Obligation...........................9
     3.6      Loan Account.....................................................9
     3.7      Statements of Account............................................9

SECTION 4.  TERM AND TERMINATION..............................................10
     4.1      Term of Agreement...............................................10
     4.2      Termination.....................................................10

SECTION 5.  SECURITY INTERESTS................................................11
     5.1      Security Interest in Collateral.................................11
     5.2      Lien Perfection; Further Assurances.............................12
     5.3      Lien on Realty..................................................12

SECTION 6.  COLLATERAL ADMINISTRATION.........................................13
     6.1      General.........................................................13
     6.2      Administration of Accounts......................................13
     6.3      Administration of Inventory.....................................15
     6.4      Administration of Equipment.....................................15
     6.5      Payment of Charges..............................................16

SECTION 7.  REPRESENTATIONS AND WARRANTIES....................................16
     7.1      General Representations and Warranties..........................16
     7.2      Continuous Nature of Representations and Warranties.............21
     7.3      Survival of Representations and Warranties......................22

SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS...............................22
     8.1      Affirmative Covenants...........................................22
     8.2      Negative Covenants..............................................24
     8.3      Specific Financial Covenants....................................29

SECTION 9.  CONDITIONS PRECEDENT..............................................31
     9.1      Documentation...................................................31
     9.2      No Default......................................................31
     9.3      Other Loan Documents............................................31
     9.4      No Litigation...................................................31
     9.5      Restructuring...................................................31
     9.6      Subordinated Debt Documents.....................................31

SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.................32
     10.1     Events of Default...............................................32
     10.2     Acceleration of the Obligations.................................34
     10.3     Other Remedies..................................................34
     10.4     Remedies Cumulative; No Waiver..................................35

SECTION 11. MISCELLANEOUS.....................................................35
     11.1     Power of Attorney...............................................35
     11.2     Indemnity.......................................................36
     11.3     Modification of Agreement; Sale of Interest.....................37
     11.4     Severability....................................................37
     11.5     Successors and Assigns..........................................37
     11.6     Cumulative Effect; Conflict of Terms............................37
     11.7     Execution in Counterparts.......................................37
     11.8     Notice..........................................................38
     11.9     Lender's Consent................................................39
     11.10    Credit Inquiries................................................39
     11.11    Time of Essence.................................................39
     11.12    Entire Agreement................................................39
     11.13    Interpretation..................................................39
     11.14    GOVERNING LAW; CONSENT TO FORUM.................................39
     11.15    WAIVERS BY BORROWER.............................................40
     11.16    Publicity.......................................................41

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made this 31st day of December, 1997, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 West Madison Street, Chicago, Illinois 60606; and EAGLE PACIFIC INDUSTRIES, INC. ("Borrower"), a Minnesota corporation with its chief executive office and principal place of business at 2430 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

   RECITALS

A. Lender and Eagle Plastics, Inc. ("EPI"), Pacific Plastics, Inc. ("PPI"), and Arrow Pacific Plastics, Inc. ("APP") entered into a Loan and Security Agreement dated as of May 10, 1996 pursuant to which Lender extended certain financing to EPI, PPI and APP, such financing being comprised of the revolving credit and term loan lines of credit. Said Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the "Original Loan Agreement." The payment and performance of EPI's, PPI's and APP's liabilities and obligations owing to Lender under the Original Loan Agreement were guaranteed by Borrower.

B. EPI, PPI, APP and Borrower have effected, or will effect simultaneously with the closing of this Agreement, a corporate restructuring (the "Restructuring") pursuant to which EPI, PPI and APP have been, or will be, merged into Borrower.

C. Borrower desires that the Original Loan Agreement be amended and restated in order to reflect the results of the Restructuring.

D. As security for the loans heretofore made under the Original Loan Agreement and the loans to be made by Lender to, or for the account of, Borrower and Borrower's predecessors-in-interest by merger EPI, PPI and APP, and for the repayment of the "Obligations" (as hereinafter defined) owing by Borrower to Lender, Borrower will grant to Lender, a lien on, and a security interest in, all of its assets (including, without limitation, those acquired in connection with the merger of EPI, PPI and APP into Borrower) in favor of Lender.

E. Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 2. CREDIT FACILITY

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to Twenty-Four Million Five Hundred Thousand Dollars ($24,500,000) available upon Borrower's request therefor, as follows:

2.1 Revolving Credit Loans.

2.1.1 Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower and Borrower has not already established funded reserves over which Lender has a security interest; and (iii) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder.

2.1.2 Use of Proceeds. The Revolving Credit Loans shall be used solely for the purposes described in the Original Agreement and for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

2.2 Term Loan.

2.2.1 Term Loan. Pursuant to Section 1.2 of the Original Loan Agreement Lender made (i) a term loan (the "EPI Term Loan") to EPI on the Original Closing Date in the principal amount of Three Million Two Hundred Seventy-Five Thousand Dollars ($3,275,000), (ii) a term loan (the "PPI Term Loan") to PPI on the Original Closing Date in the principal amount of Three Million Seven Hundred Seventy-Five Thousand Dollars ($3,775,000), and (iii) a term loan (the "APP Term Loan") to APP on the Original Closing Date in the principal amount of Nine Hundred Fifty Thousand Dollars ($950,000). The proceeds of the EPI Term Loan, the PPI Term Loan and the APP Term Loan were used for purposes described in the Original Loan Agreement. As of the Restructuring Closing Date, the aggregate principal balance of such term loans is Six Million One Hundred Eighty-Nine Thousand Three Hundred Dollars ($6,189,300). As of the Restructuring Closing Date, the EPI Term Loan, the PPI Term Loan and the APP Term Loan shall hereinafter be collectively referred to as the "Term Loan" and shall be evidenced by a certain amended and restated secured promissory note in the form of Exhibit A attached hereto and incorporated herein (the "Term Note"). The Term Loan shall be repayable in accordance with the terms of the Term Note and shall be secured by the Property of Borrower described in Section 5 hereof and in the Security Documents.

2.3 Working Capital Loans. On any date between December 31, 1997 and June 29, 1998, upon two (2) Business Days notice to Lender, Lender shall make a working capital loan ("Working Capital Loan") to Borrower, in the principal amount of Four Million Dollars ($4,000,000); provided, however, that Lender shall not be required to make a Working Capital Loan at any time when a Default or Event of Default is existing and continuing. The outstanding principal amount of the Working Capital Loan, together with all accrued but unpaid interest thereon, shall be due and payable on the earlier of (i) the date of termination of this Agreement as provided in Section 4, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations and (iii) June 30, 1998. The proceeds of the Working Capital Loan shall be used solely for the purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates of Interest.

(A) Interest. (i) Interest shall accrue on the Prime Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at a fluctuating rate per annum equal to the sum of one-quarter of one percent (1/4%) plus the Base Rate. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective on the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.

(ii) Interest shall accrue on each LIBOR Revolving Loan Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at rates equal to the sum of the LIBOR Rate applicable to each such LIBOR Revolving Loan Portion plus two and one-half percent (2 1/2%).

(iii) Interest shall accrue on each LIBOR Term Portion outstanding at the end of each day (computed on the basis of a calendar year of 360 days and actual days elapsed) at rates equal to the sum of the LIBOR Rate applicable to each such LIBOR Term Portion plus two and three-quarters percent (2 3/4%).

(B) LIBOR Option.

(i) Conditions for Basing Interest on the LIBOR Rate. Upon the condition that:

(a) Lender shall have received a LIBOR Request from Borrower at least 3 Business Days prior to the first day of the LIBOR Period requested:

(b) There shall have occurred no change in applicable law which would make it unlawful for Lender to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market;

(c) As of the date of the LIBOR Request and the first day of the LIBOR Period, there shall exist no Default or Event of Default which has not been waived by Lender; and

(d) Lender shall have determined in good faith that it is able to determine the LIBOR Rate in respect of the requested LIBOR Period and that Lender is able to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market in the applicable amounts and for the requested LIBOR Period;

then interest on the LIBOR Portion requested during the LIBOR Period requested will be based on the applicable LIBOR Rate. The foregoing notwithstanding, Borrower acknowledges that there may not be more than three LIBOR Portions outstanding at any one time.

(ii) Indemnification for Funding and Other Losses. Each LIBOR Request shall be irrevocable and binding on Borrower. Borrower shall indemnify Lender against any expense or loss suffered by Lender as a result of any failure on the part of Borrower to fulfill, on or before the date specified in any LIBOR Request, the applicable conditions set forth in this Agreement or as a result of the prepayment of the applicable LIBOR Portion prior to the last day of the applicable LIBOR Period, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund or maintain the requested LIBOR Portion, when, as a result of such failure on the part of Borrower or prepayment by Borrower, interest on such LIBOR Portion is not based on the applicable LIBOR Rate for the requested LIBOR Period.

(iii) Change in Applicable Laws, Regulations, etc. If any Legal Requirement shall make it unlawful for Lender to fund through the purchase of U.S. dollar deposits any LIBOR Portion, or otherwise to give effect to its obligations as contemplated under this Section 2.1.1(B), or shall impose on Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of Lender which includes any LIBOR Portion, or shall impose on Lender any restrictions on the amount of such a category of liabilities or assets which Lender may hold, (i) Lender may by notice thereof to Borrower terminate the LIBOR Option, with respect to the Term Loan, the Working Capital Loan and the Revolving Credit Loans made or to be made by Lender, (ii) any LIBOR Portion subject thereto shall immediately bear interest thereafter at the rate provided for in Section 2.1.1(A) payable on the dates provided for in Section 3.2.2 and (iii) Borrower shall indemnify Lender against any out-of-pocket loss, penalty or expense incurred by Lender by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund or maintain such LIBOR Portion.

(iv) Taxes. It is the understanding of Borrower and Lender that Lender shall receive payments of amounts of principal of and interest on the Revolving Credit Loans, the Working Capital Loan and the Term Loan with respect to the LIBOR Portions from time to time subject to a LIBOR Option free and clear of, and without deduction for, any Taxes. If (i) Lender shall be subject to any such Tax in respect of any such LIBOR Portion or any part thereof or (ii) Borrower shall be required to withhold or deduct any such Tax from any such amount, the LIBOR Rate applicable to such LIBOR Portion shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payments by Lender or the withholding by Borrower of such Tax and Borrower shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Lender of the amount of such costs shall, in the absence of manifest error, be conclusive, and at Borrower's request, Lender shall demonstrate the basis of such determination. If after any such adjustment, any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive.

3.1.2 Default Rate of Interest. Upon and during the continuance of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

3.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Term Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement, or the Term Note are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

3.2 Computation of Interest and Fees. Interest, unused line fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt by Lender of such items in Lender's account located in Chicago, Illinois.

3.3 Closing Fee. Lender acknowledges that EPI, PPI and APP paid to Lender a closing fee of One Hundred Twenty-Five Thousand Dollars ($125,000) on the Original Closing Date. On December 31, 1997, in order to induce Lender to make the Working Capital Loan, Borrower agrees to pay to Lender a working capital loan fee in the amount of Twenty Thousand Dollars ($20,000). Said working capital loan fee shall be deemed fully earned and non-refundable on December 31, 1997. On the date on which Lender makes the Working Capital Loan to Borrower, Borrower shall pay to Lender an additional working capital loan fee in the amount of Twenty Thousand Dollars ($20,000). Said second working capital loan Fee shall be deemed fully earned and non-refundable on the date the Working Capital Loan is made.

3.4 Unused Line Fee. Borrower shall pay to Lender a fee equal to one-half of one percent (1/2%) per annum of the average monthly amount by which Sixteen Million Five Hundred Thousand Dollars ($16,500,000) exceeds the sum of the outstanding principal balance of the Revolving Credit Loans. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

3.5 Collection Charges. If items of payment are received by Lender at a time when there are no Revolving Credit Loans outstanding, such items of payment shall be subject to a collection charge equal to one days' interest on the amount thereof at the rate then applicable to Revolving Credit Loans, which collection charges shall be payable by Borrower to Lender on the first Business Day of each month.

3.6 Audit and Appraisal Fees. Borrower shall pay to Lender audit and appraisal fees in the amount of $2,500 for each calendar quarter or portion thereof within the Original Term hereof plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Such fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower which request shall itemize such fees and expenses in reasonable detail.

3.7 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors provided that Borrower shall not be required to reimburse Participating Lenders for the cost of more than one counsel in connection with any such enforcement action; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.7 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participating Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof. The foregoing notwithstanding, Borrower shall not be required to reimburse Lender or any Participating Lender for any costs or expenses incurred in any action in which Borrower, pursuant to a final non-appealable court order, is the prevailing party.

3.8 Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

SECTION 4. LOAN ADMINISTRATION.

4.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

4.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Chicago time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or the Term Note, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower, as applicable, specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

4.1.2 Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

4.1.3 Authorization. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder. Lender shall promptly give Borrower notice of such advance.

4.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

4.2.1 Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral other than Equipment or real Property, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance. Principal payable on account of the Term Loan shall be payable by Borrower to Lender in accordance with the terms and conditions of the Term Note and the provisions of this Agreement.

4.2.2 Interest. Interest accrued on the Prime Portion and the LIBOR Portions shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in the consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, the Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Prime Portion and the LIBOR Portions during the immediately preceding month. Lender shall promptly give Borrower notice of such advance.

4.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

4.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

4.3 Mandatory Prepayments.

4.3.1 Proceeds /of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsection 6.4.2 hereof, if Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment of the Term Loan, a sum equal to the proceeds (including insurance payments) received by Borrower from such sale, loss, destruction or condemnation. Any such mandatory prepayment of the Term Loan shall be applied against regularly scheduled installment payments due under the Term Note in inverse order maturity.

4.4 Application of Payments and Collections. All items of payment received by Lender by 12:00 noon, Chicago time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago time, on any Business Day shall be deemed received on the following Business Day. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after receipt of such item in immediately good funds. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and after the occurrence and during the continuation of an Event of Default, Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by subsection 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and during the continuation of an Event of Default.

4.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

4.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

4.7 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 5. TERM AND TERMINATION

5.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or during the continuation of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the Original Closing Date, through and including May 9, 1999 (the "Original Term"), unless terminated as provided in Section 4.2 hereof.

5.2 Termination.

5.2.1 Termination by Lender. Upon at least 90 days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term and Lender may terminate this Agreement without notice upon or during the continuation of an Event of Default.

5.2.2 Termination by Borrower. Upon at least 90 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination (either pursuant to Section 4.2.1 above or this Section 4.2.2) shall be effective until Borrower has paid all of the Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in any such termination notice given pursuant to this Section 4.2.2 or pursuant to
Section 4.2.1 above. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

5.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) the sum of one percent (1%) of the lesser of the principal balance of the Term Loan or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus three percent (3%) of the remaining portion of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date, if termination occurs during the first or second twelve-month period of the Original Term (May 10, 1996 through May 9, 1998); or (ii) the sum of one percent (1%) of the lesser of the principal balance of the Term Loan or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus two percent (2%) of the remaining portion of the Total Credit Facility less the amount of principal paid on the Term Loan as of such date, if termination occurs during the third 12-month period of the Original Term (May 10, 1998 through May 9, 1999). If termination occurs on the last day of the Original Term, no termination charge shall be payable. Any other prepayment of the Term Loan shall be subject to a prepayment fee equal to (i) the sum of (x) one percent (1%) of the lesser of the amount of the prepayment or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan plus (y) three percent (3%) of the remainder (if any) of the prepayment, if the prepayment occurs during the first or second twelve-month period of the Original Term (May 10, 1996 through May 9, 1998); or (ii) the sum of (x) one percent (1%) of the lesser of the amount of the prepayment or Four Million Dollars ($4,000,000) less the amount of any prior prepayments of the Term Loan, plus (y) two percent (2%) of the remainder (if any) of the prepayment if the prepayment occurs within the third twelve month period of the Original Term (May 10, 1998 through May 8, 1999). No prepayment fee shall be due in respect to any prepayment made after May 8, 1999.

5.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 6. SECURITY INTERESTS

6.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(i) Accounts;

(ii) Inventory;

(iii) Equipment;

(iv) General Intangibles;

(v) Investment Property;

(vi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

(vii) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

(viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vii) above.

6.2 Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements reasonably deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

6.3 Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages. If Borrower shall acquire at any time or times hereafter any interest in other real Property (other than leasehold interests in sales offices), Borrower agrees promptly to execute and deliver to Lender, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Lender and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. The Mortgages and each New Mortgage shall be duly recorded (at Borrower's expense) in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. In respect to each Mortgage and each New Mortgage, Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender insuring Lender, as mortgagee; such policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Said policies shall be in form and substance satisfactory to Lender. Borrower shall also deliver to Lender such other documents, including, without limitation, ALTA Surveys of the real Property, as Lender and its counsel may reasonably request relating to the real Property subject to any such New Mortgage. The foregoing notwithstanding, Borrower shall not be required to provide a New Mortgage or an ALTA Survey in respect to the real Property in Utah acquired in the last six months of 1997 until the later of May 15, 1998 or the date on which Borrower has requested Lender to make the Working Capital Loan and further shall not be required to provide any such New Mortgage or ALTA Survey if, prior to the later of the dates described above, Borrower has consummated a sale and leaseback or similar transaction in respect to such Property, as described in Section 8.2.8.

SECTION 7. COLLATERAL ADMINISTRATION

7.1 General

7.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Exhibit B hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof.

7.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

7.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

7.2 Administration of Accounts.

7.2.1 Records, Schedules and Assignments of Accounts. Borrower shall execute and deliver to Lender a Borrowing Base Certificate in the form attached hereto as Exhibit C on a monthly basis or, if requested by Lender, more frequently. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all of its Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

7.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $25,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and during the continuation of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to

Borrower.

7.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however, that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower. Borrower will be given notice of, and will be consulted with respect to, such payment if no Event of Default has occurred and is continuing.

7.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process. So long as no Event of Default has occurred and is continuing, Lender will verify accounts using an anonymous name or some third party service.

7.2.5 Maintenance of Dominion Account. Borrower shall maintain a Dominion Account(s) pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

7.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times during the continuance of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

7.3 Administration of Inventory.

7.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the fifteen day of such month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

7.3.2 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $35,000, Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

7.4 Administration of Equipment.

7.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection 6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

7.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $250,000 or less, provided that all proceeds thereof are remitted to Lender for application to the outstanding principal balance of the Term Loan (which proceeds shall be applied to regularly scheduled installments of principal in inverse order of maturity), or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

7.5 Payment of Charges. All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 8. REPRESENTATIONS AND WARRANTIES

8.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

8.1.1 Organization and Qualification. Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit D hereto and in all other states and jurisdictions in which the failure of Borrower or any Subsidiary to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower or any Subsidiary.

8.1.2 Corporate Power and Authority. Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any of its Subsidiaries; (ii) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries;
(iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or its or such Subsidiary's Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

8.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower and each of its Subsidiaries (to the extent a party thereto) enforceable against each of them in accordance with its respective terms.

8.1.4 Capital Structure. Exhibit E hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as disclosed on Exhibit E hereto, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any of Borrower's Subsidiaries.

8.1.5 Corporate Names. Neither Borrower nor any of Borrower's Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit F hereto. Except as set forth on Exhibit F, neither Borrower or any of Borrower's Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

8.1.6 Business Locations; Agent for Process. Borrower's and each of its Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding one-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit B. Except as shown on Exhibit B, no inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

8.1.7 Title to Properties; Priority of Liens. Borrower and each of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

8.1.8 Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

(i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

(ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

(iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

(iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

(v) Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

(vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

(vii) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

(viii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

8.1.9 Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

8.1.10 Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of December 31, 1995, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since December 31, 1995, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on December 31st of each year.

8.1.11 Full Disclosure. The financial statements referred to in subsection
7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or any of its Subsidiaries to perform this Agreement or the other Loan Documents.

8.1.12 Solvent Financial Condition. Borrower and each of its Subsidiaries is now and, after giving effect to the Loans at all times will be, Solvent.

8.1.13 Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

8.1.14 Taxes. Borrower's federal tax identification number is 41-1642846. EPI's federal tax identification number was 47-0675821. PPI's federal tax identification number was 93-0814642. APP's federal tax identification number was 87-0463461. The federal tax identification number of each of Borrower's Subsidiaries is shown on Exhibit G hereto. Borrower and each of its Subsidiaries have filed all federal, state and local tax returns and other reports any of them is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon any of them, any of their income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

8.1.15 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

8.1.16 Patents, Trademarks, Copyrights and Licenses. Borrower and each of its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit H hereto.

8.1.17 Governmental Consents. Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

8.1.18 Compliance with Laws. Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation. Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.) as amended.

8.1.19 Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit I hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

8.1.20 Litigation. Except as set forth on Exhibit J hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

8.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries are or is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

8.1.22 Leases. Exhibit K hereto is a complete listing of all capitalized leases of Borrower and its Subsidiaries and Exhibit L hereto is a complete listing of all operating leases of Borrower and its Subsidiaries. Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

8.1.23 Pension Plans. Except as disclosed on Exhibit M hereto, neither Borrower nor any of its

Subsidiaries has any Plan. Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

8.1.24 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

8.1.25 Labor Relations. Except as described on Exhibit N hereto, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

8.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

8.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9. COVENANTS AND CONTINUING AGREEMENTS

9.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it each shall:

9.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

9.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

9.1.3 Financial Statements. Keep, and cause each of their respective Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

(i) not later than 105 days after the close of each fiscal year of Borrower, unqualified audited (in respect to the Consolidated financial statements only) financial statements of Borrower and its Subsidiaries and operating divisions as of the end of such year, on a Consolidated and consolidating basis, certified (in respect to the Consolidated financial statements only) by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

(ii) not later than 30 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries and operating divisions as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

(iv) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan; and

(v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

The foregoing notwithstanding, Lender agrees that in respect to operating divisions, Borrower shall only be required to deliver income statements pursuant to clauses (i) and (ii) above.

Concurrently with the delivery of the financial statements described in clause
(i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit O hereto executed by the Chief Financial Officer of Borrower.

Borrower authorizes Lender or its designated representatives to communicate directly with its independent certified public accountants and authorize those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules. At or before the Original Closing Date, Borrower delivered a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.1.3. Further within five (5) days after the earlier of the last day of each fiscal year of Borrower and the date Borrower engaged independent certified public accountants to audit Borrower's financial statements, Borrower shall deliver to such independent certified public accountants a letter from Borrower addressed to such independent certified public accountants indicating that it is a primary intention of Borrower in engaging such accountants that Lender relies upon such financial statements of Borrower and its Subsidiaries.

9.1.4 Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

9.1.5 Projections. No later than 30 days prior to the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower and each of its operating divisions on a Consolidated and unconsolidated basis for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month. The foregoing notwithstanding, Lender agrees that, in respect to operating divisions, Borrower shall only be required to deliver projected profit and loss statements pursuant to this section.

9.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

9.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person, unless prior to the consummation of any such merger, consolidation or acquisition, Lender has consented in writing to such transaction, which consent shall not be unreasonably withheld or delayed.

9.2.2 Loans. Except as provided in Section 8.2.7 hereof, make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money (other than for salary, travel, advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, except that if after giving effect to any such loans or advance there is no existing and continuing Default or Event of Default, Borrower may make loans and advances to its officers and executives for the purpose of financing the purchase by such officers and executives in the open market of shares of Borrower's common stock; provided that the aggregate amount of such loans and advances under this clause does not exceed at any point in time Six Hundred Thousand

Dollars ($600,000).

9.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

(i) Obligations owing to Lender;

(ii) Subordinated Debt outstanding in respect to the Subordinated Debt
Documents;

(iii) Indebtedness of any Subsidiary of Borrower to such Borrower;

(iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

(v) Obligations to pay Rentals permitted by subsection 8.2.13;

(vi) Permitted Purchase Money Indebtedness;

(vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(viii) Indebtedness outstanding under the Hastings Documents;

(ix) Indebtedness outstanding under the Promissory Note and Stock Pledge Agreement;

(x) Indebtedness under Capitalized Leases listed on Exhibit K;

(xi) Indebtedness incurred in connection with the acquisition of approximately 30 acres of vacant land in Hembree, Oregon, in a principal amount not to exceed One Hundred Three Thousand Dollars ($103,000);

(xii) Indebtedness outstanding under the Schnase Note; and

(xiii) Indebtedness not included in paragraphs (i) through (xii) above which does not exceed at any time, in the aggregate, the sum of $250,000.

9.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than what would be obtainable in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

9.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

(i) Liens at any time granted in favor of Lender;

(ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

(iii) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

(v) Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or another such Subsidiary;

(vi) such other Liens as appear on Exhibit P hereto;

(vii) Liens on approximately 30 acres of vacant land in Hembree, Oregon, securing the Indebtedness described in Section 8.2.3(xi);

(viii) Liens securing Indebtedness outstanding under the Hastings Documents; and

(ix) such other Liens as Lender may hereafter approve in writing.

9.2.6 Subordinated Debt and Other Indebtedness. Make, or permit any Subsidiary of Borrower to make, any payment or repurchase of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Intercreditor and Subordination Agreement relative thereto or other subordination agreement relative thereto. Except for regularly scheduled (as of the Closing Date) payments of principal and interest, make or permit any Subsidiary of any Borrower to make any payment or repurchase of any part or all of any of the Indebtedness outstanding under the Hastings Documents or the Promissory Note and Stock Pledge Agreement. Amend or modify any of the Subordinated Debt Documents, the Hastings Documents or the Promissory Note and Stock Pledge Agreement in any manner adverse to Borrower or Lender. The foregoing notwithstanding:

(i) Borrower may prepay or repurchase up to Two Million Dollars ($2,000,000) of the principal amount of the Indebtedness outstanding under the Subordinated Debt Documents if, (x) after giving effect to any such prepayment or repurchase, there would exist and be continuing no Default or Event of Default, (y) immediately prior to such repayment or repurchase and immediately after such prepayment or repurchase the outstanding principal balance of the Revolving Credit Loan is $0, and (z) the funds used to effect such prepayment or repurchase are not the proceeds of Revolving Credit Loans; and

(ii) after effecting the prepayment or repurchase provided for in clause (i) above, Borrower may prepay or repurchase up to an additional One Million Five Hundred Thousand Dollars

($1,500,000) of the principal amount of the Indebtedness outstanding under the Subordinated Debt Documents if (x) after giving effect to any such prepayment or repurchase, there would exist and be continuing no Default or Event of Default,
(y) immediately prior to such prepayment or repurchase the outstanding principal balance of the Revolving Credit Loan is $0, (z) the funds used to effect such prepayment or repurchase are not the proceeds of Revolving Credit Loans, and
(aa) Lender has elected in writing not to have the funds to be used to effect such prepayment or repurchase applied to a prepayment of the outstanding principal balance of the Term Loan. If Lender does elect to have such funds be applied to a prepayment of the Term Loan such prepayment shall be accompanied by the prepayment fee provided for in Section 4.2.3 and shall be applied to installments of principal in inverse order of maturity.

9.2.7 Distributions. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions; provided, however, that:

(a) Lender acknowledges that immediately after the closing of the transactions contemplated by the Original Loan Agreement, EPI, PPI and/or APP made Distributions to Borrower in an amount not to exceed Four Million Twenty Thousand Dollars ($4,020,000) in order to permit Borrower to repay Four Million Twenty Thousand Dollars ($4,020,000) of Indebtedness owed under the Subordinated Debt Documents;

(b) In connection with the Restructuring, Borrowing issued the Schnase Note in exchange for shares of EPI's common Stock held by Larry Schnase; and

(c) If after giving effect to any such Distribution there would be no existing and continuing Default or Event of Default, Borrower may make regularly scheduled quarterly dividends on its Series A Stock and Preferred Stock.

9.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower and its Subsidiaries during any fiscal year of Borrower exceeds the amount set forth opposite such fiscal year in the following schedule:

================================== =============================================

    Fiscal Year Ending                Permitted Capital Expenditure
================================== =============================================

    December 31, 1996                 $5,500,000
================================== =============================================

    December 31, 1997                 $4,000,000 plus the Carryover Amount
================================== =============================================

    December 31, 1998 and each
    subsequent fiscal year            $2,500,000 plus the Carryover Amount
================================== =============================================

"Carryover Amount" shall mean (x) in respect to the fiscal year ending December 31, 1997, Five Million Five Hundred Thousand Dollars ($5,500,000) less the amount of Capital Expenditures made in the fiscal year of Borrower ending December 31, 1996, and (y) in respect to subsequent fiscal years, the amount of permitted Capital Expenditures (without giving effect to any Carryover Amount) for the previous two fiscal years minus the amount of Capital Expenditures made in such fiscal years. If, after the Restructuring Closing Date, Lender, in its sole discretion, agrees to increase the amount of permitted Capital Expenditures, Lender agrees that Borrower shall not be required to pay any fees in connection with any such increase. The foregoing notwithstanding, Lender acknowledges that during fiscal year 1998 Borrower intends to make Capital Expenditures in connection with the expansion of the facilities located in Utah in an amount which when aggregated with all other Capital Expenditures made by Borrower in fiscal year 1998 shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000). Borrower shall not be deemed to have violated the provisions of this Section 8.2.8 by reason of said Capital Expenditures if on or prior to December 31, 1998 Borrower has refinanced said Capital Expenditures through a sale and leaseback or other similar transaction, the terms and conditions of which are acceptable to Lender, and the proceeds of such refinancing received by Borrower equal or exceed Five Million One Hundred Thousand Dollars ($5,100,000). For purposes of this Section 8.2.8, the amount of Capital Expenditures made by Borrower within fiscal year 1998 shall be deemed reduced by the amount of the proceeds received by Borrower from the sale and leaseback or other similar transaction consummated by Borrower in respect to its Utah facilities..

9.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower, (iii) dispositions expressly authorized by this Agreement or (iv) the sale and leaseback transaction affected by APP in respect to the facility in Salt Lake City, Utah.

9.2.10 Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

9.2.11 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

9.2.12 Restricted Investment. Except as otherwise permitted by Section 8.2.2, make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

9.2.13 Leases. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $900,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

9.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

9.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

9.3.1 Minimum Consolidated Adjusted Tangible Net Worth. Maintain at all times within each of the following periods, a Consolidated Adjusted Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

Period                                                   Amount
------                                                   ------

June 30, 1996 through and
including September 29, 1996                             ($1,000,000)

September 30, 1996 through and
including December 30, 1996                              ($100,000)

December 31, 1996 through and
including March 30, 1997                                 $200,000

March 31, 1997 through and
including June 29, 1997                                  $300,000

June 30, 1997 through and
including September 29, 1997                             $1,300,000

September 30, 1997 through and
including December 30, 1997                              $2,200,000

December 31, 1997 through and
including March 30, 1998                                 $2,500,000

March 31, 1998 through and
including June 29, 1998                                  $2,600,000

June 30, 1998 through and
including September 29, 1998                             $3,600,000

September 30, 1998 through and
including December 30, 1998                              $4,500,000

December 31, 1998 through and
including March 30, 1999                                 $4,800,000

March 31, 1999 through and
including each fiscal quarter thereafter                 $4,900,000

9.3.2 Consolidated Net Cash Flow. Achieve Consolidated Net Cash Flow for each of the periods listed below equal to or greater than the amount set forth opposite such period:


Net Cash Flow                                            Amount
-------------                                            ------

January 1, 1996 through and
including June 30, 1996                                  $150,000

January 1, 1996 through and
including September 30, 1996                             $650,000

January 1, 1996 through and
including December 31, 1996                              ($1,500,000)

January 1, 1997 through and
including March 31, 1997                                 ($1,000,000)

January 1, 1997 through and
including June 30, 1997                                  ($350,000)

January 1, 1997 through and
including September 30, 1997                             $150,000

January 1, 1997 through and
including December 31, 1997                              ($1,500,000)

January 1, 1998 through and
including March 31, 1998                                 ($1,150,000)

January 1, 1998 through and
including June 30, 1998                                  ($500,000)

January 1, 1998 through and
including September 30, 1998                             $0

January 1, 1998 through and
including December 31, 1998                              ($150,000)

January 1, 1999 through and
including March 31, 1999                                 ($500,000)

9.3.3 Senior Interest Coverage Ratio. Achieve, at the end of each fiscal quarter within the term hereof a Senior Interest Coverage Ratio equal to or greater than the ratio shown below for the quarter corresponding thereto:

         Each Fiscal Quarter Ending                      Ratio
         --------------------------                      -----

         January 1st to March 31st                       2.50 to 1

         January 1st to June 30th                        3.50 to 1

         January 1st to September 30th                   3.50 to 1

         January 1st to December 31st                    2.40 to 1

SECTION 10. CONDITIONS PRECEDENT

Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

10.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, including all documents, instruments, agreements and schedules listed in the Schedule of Documents attached hereto and incorporated herein as Exhibit Q, all in form and substance satisfactory to Lender and its counsel.

10.2 No Default. No Default or Event of Default shall exist.

10.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

10.4 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

10.5 Restructuring. The Restructuring shall have been consummated, or will be consummated, simultaneously with the effectiveness of this Agreement pursuant to such merger agreements and other agreements as are acceptable to Lender in the reasonable exercise of its discretion.

10.6 Subordinated Debt Documents. The provisions of the Subordinated Debt Documents shall have been amended to reflect the Restructuring in a manner reasonably acceptable to Lender.

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

11.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

11.1.1 Payment of Interest, Principal and Fees. Borrower shall fail to pay any interest or principal due in respect to outstanding Revolving Credit Loans, the Term Loan or any fees payable in respect to unused Revolving Credit Loans on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

11.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the Obligations (other than interest and principal due in respect to outstanding Revolving Credit Loans, the Term Loan or any fees payable in respect to unused Revolving Credit Loans) on or within five (5) days after the due date for such Obligation (whether due at stated maturity, on demand, upon acceleration or otherwise).

11.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower or any Subsidiary of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

11.1.4 Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 5.3, 6.1.1, 6.2, 8.1.1, 8.1.3, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

11.1.5 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within five
(5) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower; provided, however, that if a cure cannot be effected within such five (5) day period, Borrower shall have ten (10) additional days to effect such cure if during such ten-day period Borrower is diligent in pursuing such a cure.

11.1.6 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

11.1.7 Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

11.1.8 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

11.1.9 Intentionally Omitted.

11.1.10 Insolvency and Related Proceedings. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 30 days), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

11.1.11 Business Disruption: Condemnation. There shall occur a cessation of a substantial part of the business of Borrower or any Subsidiary of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower or any Subsidiary of Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

11.1.12 Change of Ownership. The Spell Group shall cease to own and control, beneficially and of record, at least ten percent (10%) of the issued and outstanding capital stock of Borrower, on a fully diluted basis after giving effect to the exercise of all options and warrants.

11.1.13 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower or any Subsidiary of Borrower is in "default" (as defined in Section

4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's or such Subsidiary's complete or partial withdrawal from such Plan.

11.1.14 Challenge to Agreement. Borrower, any Subsidiary of Borrower, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

11.1.15 Criminal Forfeiture. Borrower or any Subsidiary of Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower or any Subsidiary of Borrower.

11.1.16 Judgments. Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $50,000 in the aggregate shall be rendered against Borrower and the same shall not (i) be fully covered by insurance or other comparable bond, or (ii) within thirty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within five days after the expiration of any such stay.

11.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time during the continuance of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

11.3 Other Remedies. Upon and during the continuance of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

11.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

11.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

11.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all in a commercially reasonable manner. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; third, to the principal of the Obligations; and fourth to Borrower or as otherwise directed by a court of competent jurisdiction. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

11.3.4 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

11.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 12. MISCELLANEOUS

12.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in Borrower's or Lender's name, but at the cost and expense of Borrower:

12.1.1 At such time or times upon or during the continuation of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; provided that Lender may at any time endorse Borrower's name on any checks, notes, acceptance, drafts, money orders or other evidence of payment in order to effect the deposit of such items in a Dominion Account.

12.1.2 At such time or times upon or during the continuation of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and deal with all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

12.2 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder; provided, however, Borrower shall have no obligation to indemnify Lender for any losses, costs, damages, penalties, forfeitures, claims or expenses arising from Lender's gross negligence or wilful misconduct. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

12.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder and any such participation, sale, assignment, transfer or other disposition shall be at Lender's sole cost and expense. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents at no out-of-pocket cost to Borrower. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee.

12.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

12.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

12.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

12.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

If to Lender:    Fleet Capital Corporation
One North Franklin
Chicago, Illinois 60606

Attention:  Michael W. Scolaro
Facsimile No.:  (312) 551-8204

With a copy to:               Vedder, Price, Kaufman & Kammholz
222 North LaSalle Street
Suite 2600
Chicago, IL 60601
Attention:  John T. McEnroe
Facsimile No.:  (312) 609-5005

If to Borrower:               Eagle Pacific Industries, Inc.
2430 Metropolitan Centre
333 South Seventh Street
Minneapolis, MN 55402
Attention:  William Spell, President and COO
Facsimile No.:  (612) 371-9651

With a copies to:             Eagle Pacific Industries, Inc.
146 North Maple
Hastings, Nebraska 68902
Attention:  Pat Mertens
Facsimile No.:  (402) 461-3343

and

Fredrikson & Byron, P.A.
900 Second Avenue South
1100 International Centre
Minneapolis, MN 55402
Attention:  Dobson West and Lynn Gardin
Facsimile No.:  (612) 347-7077

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

12.9 Lender's Consent. Except as may be otherwise expressly provided, whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

12.10 Credit Inquiries. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

12.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

12.12 Entire Agreement. This Agreement and other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral and written.

12.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

12.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE AND FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE ACTUAL RECEIPT THEREOF. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER

APPROPRIATE FORUM OR JURISDICTION.

12.15 WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD (OTHER THAN IN RESPECT OF LENDER'S ACTS OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT); (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.16 Publicity. Borrower hereby consents to Lender's use of the name or tradestyle of Borrower in any announcements or advertisements relating to the completion of the transactions contemplated hereby and the role played by Lender in providing financing to Borrower hereunder in such media and in such manner as Lender, in its sole discretion, determines.

IN WITNESS WHEREOF, this Agreement has been duly executed in Chicago, Illinois, on the day and year specified at the beginning of this Agreement.

EAGLE PACIFIC INDUSTRIES, INC.


By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------


ACCEPTED IN CHICAGO, ILLINOIS:

FLEET CAPITAL CORPORATION
("Lender")


By:
   -----------------------
Name:  Michael W.  Scolaro
Title:  Vice President

                                   APPENDIX A

                               GENERAL DEFINITIONS

When used in the Amended and Restated Loan and Security Agreement dated as of December 31, 1997, by and between Fleet Capital Corporation and Eagle Pacific Industries, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

Account Debtor - any Person who is or may become obligated under or on account of an Account.

Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest.

Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

Agreement - the Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

ALTA Survey - a survey prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1986, known as the "Minimum Standard Detail Requirements of Land Title Surveys". The ALTA Survey shall be in sufficient form to satisfy the requirements of Chicago Title Insurance Company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject real estate. The ALTA Survey shall contain the following certification: "To Eagle Pacific Industries, Inc., Fleet Capital Corporation and Chicago Title Insurance Company. This is to certify that this map of plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1986. (signed (SEAL) License No. _____________".

Amendment Agreement - shall have the meaning contained in the definition of Subordinated Debt Documents.

APP - as defined in Recital A.

Availability - the aggregate amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

Bank - Fleet National Bank.

Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

Blair - William Blair Mezzanine Capital Fund, L.P.

Board - the Board of Governors of the Federal Reserve System of the United States of America.

Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

(i) Sixteen Million Five Hundred Thousand Dollars ($16,500,000); or

(ii) an amount equal to:

(a) up to eighty-five percent 85%, of the net amount of Eligible Accounts outstanding at such date;

    PLUS

(b) the lesser of (1) Eight Million Dollars ($8,000,000); or (2) up to fifty-five percent (55%) of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

Business Day - (i) when used with respect to the LIBOR Option, shall mean a day on which dealings may be effected in deposits of United States dollars in the London interbank foreign currency deposits market and on which the Lender is conducting business and on which banks may conduct business in London, England, Chicago, Illinois, and New York, New York and (ii) when used with respect to the other provisions of this Agreement, shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed either in the State of Illinois or in the State of Wisconsin.

Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Code - the Uniform Commercial Code as adopted and in force in the State of Illinois, as from time to time in effect.

Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

Commitment Termination Date - the earliest of (i) May 9, 1999; (ii) the date of termination of the Commitment to make further Revolving Credit Loan pursuant to
Section 4.2.1 or 4.2.2 hereof; and (iii) the date of termination of the Commitment to make further Revolving Credit Loans pursuant to Section 10.2 hereof.

Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

Consolidated Adjusted Net Earnings From Operations - with respect to any fiscal period, means the Consolidated net earnings (or loss) after provision for income taxes for such fiscal period of Borrower as reflected on the financial statement of Borrower supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

(ii) any gain or loss arising from the sale of capital assets;

(iii) any gain arising from any write-up of assets;

(iv) earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;

(v) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

(vi) net earnings of any business entity (other than a Subsidiary of any Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

(vii) any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;

(viii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred of disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

(ix) any gain arising from the acquisition or disposition of any Securities of Borrower; and

(x) any gain arising from extraordinary or non-recurring items.

Consolidated Adjusted Tangible Assets - all Consolidated assets of Borrower except: (i) any surplus resulting from any write-up of assets subsequent to December 31, 1995; (ii) deferred assets, including all prepaid expenses; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located outside the United States of America or Mexico and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

Consolidated Adjusted Tangible Net Worth - at any date means a sum equal to:

(ii) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Consolidated Adjusted Tangible Assets of Borrower would be shown on a balance sheet at such date in accordance with GAAP, minus (iii) the amount at which Borrower's Consolidated liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP excluding the Loans and current maturities of any long-term Indebtedness.

Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

Default Rate - as defined in subsection 2.1.2 of the Agreement.

Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

Dominion Account - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

EBIT - with respect to any fiscal period, the sum of Borrower's Consolidated net earnings (or loss) before interest expense and taxes for said period as determined in accordance with GAAP.

Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Lender, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

(ii) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

(iii) it is unpaid for more than 30 days after the original due date shown on the invoice; or

(iv) it is due or unpaid more than 210 days after the original invoice date; or

(v) 25% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

(vi) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess; or

(vii) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

(viii) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

(ix) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

(x) it arises from a sale to an Account Debtor outside the United States or Canada (other than Quebec), unless the sale is on letter of credit, guaranty or acceptance terms in each case acceptable to Lender in its sole discretion; or

(xi) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

(xii) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss. 203 et seq., as amended); or

(xiii) the Account is subject to a Lien other than a Permitted Lien; or

(xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

(xv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

(xvi) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

(xvii) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

Eligible Inventory - such Inventory of Borrower (other than packaging materials and supplies) which Lender, in its reasonable credit judgments deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

(ii) it is not raw materials or finished goods that is, in Lender's opinion, readily marketable in its current form; or

(iii) it is not in good, new and saleable condition; or

(iv) it is slow-moving, obsolete or unmerchantable; or

(v) it does not meet all standards imposed by any governmental agency or authority; or

(vi) it does not conform in all respects to the warranties and representations set forth in the Agreement,

(vii) it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien;

(viii) it is not situated at a location in compliance with the Agreement or is in transit; or

(ix) is not situated at a location in the United States of America.

Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

EPI - as defined in Recital A.

Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

Event of Default - as defined in Section 10.1 of the Agreement.

GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

Hastings Documents - that certain Redevelopment Contract between the City of Hastings, Nebraska, and EPI and related Promissory Notes.

Indebtedness - as applied to a Person means, without duplication

(ii) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

(iii) all obligations of other Persons which such Person has guaranteed,

(iv) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

(v) in the case of Borrower (without duplication), the Obligations.

Intercreditor and Subordination Agreement - the Intercreditor and Subordination Agreement dated on or about the Original Closing Date by and between Lender and Blair and acknowledged by Borrower and EPI, PPI and AAP in respect to the Indebtedness evidenced by the Subordinated Debt Documents.

Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

Investment Property - all of Borrower's investment property, whether now owned or hereinafter acquired by Borrower, including, without limitation, all securities (certificated or uncertificated), securities accounts, securities entitlements, commodity accounts and contracts.

Legal Requirement - any requirement imposed upon Lender or any Participating Lender by any law of the United States of America or the United Kingdom or by any regulation, order, interpretation, ruling of official directive (whether or not having the force of law) of the Board, the bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.

LIBOR Interest Payment Date - with respect to any LIBOR Portion, the last day of the applicable LIBOR Period.

LIBOR Option - the option granted pursuant to Section 2.1.1(B) to have the interest on all or any portion of the principal amount of the Term Loan, Revolving Credit Loans and/or Working Capital Loan based on a LIBOR Rate.

LIBOR Period - any period, selected as provided in Section 3.1(B) of 1 month, 2 months or 3 months, commencing on any Business Day, subject to the provisions of
Section 3.1(B); provided, however, that no LIBOR Period shall extend beyond the last day of the Original Term, unless Borrower and Lender have agreed to an extension of the Original Term beyond the expiration of the LIBOR Period in question. If any LIBOR Period so elected shall end on a date that is not a Business Day, such LIBOR Period shall instead end on the next preceding or succeeding Business Day as determined by Lender in accordance with the then current banking practice in London. Each determination by the Lender of LIBOR Period shall, in the absence of manifest error, be conclusive, and at Borrower's request, Lender shall demonstrate the basis for such determination.

LIBOR Portion - that portion of the Revolving Credit Loans, the Working Capital Loan or of the Term Loan specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $1,000,000, which does not exceed the outstanding balance of Revolving Credit Loan, the Working Capital Loan and/or Term Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

LIBOR Rate - with respect to any LIBOR Portion for the related LIBOR Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the product of (a) the Base LIBOR Rate ( as hereinafter defined) and (b) Statutory Reserves. For purposes of this definition, the term "Base LIBOR Rate" shall mean the rate (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) at which deposits of U.S. dollars approximately equal in principal amount to the LIBOR Portion specified in the applicable LIBOR Request are offered to Bank, in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two
(2) Business Days prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period. Each determination by Lender of any LIBOR Rate shall in the absence of manifest error, be conclusive, and at Borrower's request, Lender shall demonstrate the basis of such determination.

LIBOR Request - a notice in writing (or by telephonic communication confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Lender requesting that interest on all or a portion of the Revolving Credit Loans, Working Capital Loan and/or Term Loan be based on the LIBOR Rate, specifying: (i) the first day of the LIBOR Period, (ii) the length of the LIBOR Period consistent with the definition of that term, and
(iii) a dollar amount of the LIBOR Portion consistent with the definition of such term.

LIBOR Revolving Loan Portion - that portion of the Revolving Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which is not less than $1,000,000, which does not exceed the outstanding balance of Revolving Credit Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

LIBOR Term Portion - that portion of the Term Loan specified in a LIBOR Request which is not less than $1,000,000, which does not exceed the outstanding balance of Term Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

LIBOR Working Capital Loan Portion - that portion of Working Capital Loan specified in a LIBOR Request which is not less than $1,000,000, which does not exceed the outstanding balance of Working Capital Loan not already subject to a LIBOR Option and, which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for bearing interest on the LIBOR Rate in
Section 2.1.1(B) hereof and the LIBOR Period of which was commenced and not terminated.

Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Loan Account - the loan account established on the books of Lender pursuant to
Section 3.6 of the Agreement.

Loan Documents - the Agreement, the Other Agreements and the Security Documents.

Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation;
(iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses
(i) through (iii) hereof, if owed directly by Borrower.

Mortgages - the mortgages, deeds of trust, security deeds and/or leasehold mortgages executed by a predecessor-in-interest to Borrower by merger on or about the Original Closing Date of the Original Loan Agreement in favor of Lender and by which one of Borrower's predecessors-in-interest shall grant and convey to Lender, as security for the Obligations, a Lien upon the real

Property of Borrower located in or at (i) Hastings, Nebraska and (ii) 21500 Northwest Plastics Drive, Hillsboro, Oregon.

Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

Net Cash Flow - for any period, means Borrower's (i) Consolidated Adjusted Net Earnings from Operations for such period, plus (ii) Consolidated depreciation and amortization expenses for such period, plus (iii) Consolidated deferred taxes for such period, all as determined in accordance with GAAP minus (iv) Consolidated Capital Expenditures (net of sale and leaseback or other similar transaction proceeds received by Lender in respect to Borrower's Utah facility) minus (v) all principal payments (other than principal payments made in respect to the Revolving Credit Loans and in respect to Indebtedness for Money Borrowed owed to FirsTier Bank, National Association, Bank of America, Oregon or payments made in respect to outstanding Indebtedness under the Subordinated Loan Debt Documents on the Original Closing Date to the extent permitted by Section 8.2.7(a) of the Agreement) made within such period in respect of Indebtedness for Money Borrowed.

New Mortgages - as defined in Section 5.3 of the Agreement.

Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

Original Closing Date - May 10, 1996.

Original Loan Agreement - as defined in Recital A.

Original Term - as defined in Section 4.1 of the Agreement.

Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any Subsidiary of any Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of any Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000). For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

PPI - as defined in Recital A.

Preferred Stock - Borrower's 8% convertible preferred stock, $0.01 par value.

Prime Portion - that portion of the Revolving Credit Loans, the Working Capital and the Term Loan not subject to a LIBOR Option.

Projections - Borrower's forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

Promissory Note and Stock Pledge Agreement - that certain Promissory Note and Stock Pledge Agreement dated as of July 10, 1995 between Pacific Acquisition Corp., PPI and the selling shareholder signatories thereto, as in effect on the Original Closing Date.

Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and
(iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

Rentals - as defined in subsection 8.2.12 of the Agreement.

Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

(ii) investments in one or more Subsidiaries of Borrower to the extent existing on the Restructuring Closing Date;

(iii) Property to be used in the ordinary course of business;

(iv) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

(v) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

(vi) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

(vii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

Restructuring - as defined in Recital B.

Restructuring Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied.

Revolving Credit Loan - a Loan made by Lender as provided in Section 1.1 of the Agreement.

Schnase Note - that certain Promissory Note in the principal amount of Three Hundred Seventy-Nine Thousand One Hundred Thirty and 84/100 Dollars ($379,130.84) dated August 6, 1997, executed by Borrower in favor of Larry Schnase.

Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement.

Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

Security Documents - the Mortgages, any New Mortgage, the Patent Assignment, the Trademark Assignments and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

Senior Interest Coverage Ratio - with respect to any period of determination, the ratio of Consolidated (i) EBIT for such period to (ii) Senior Interest Expense for such period, all as determined in accordance with GAAP.

Senior Interest Expense - with respect to any fiscal period, the interest expense incurred by Borrower for such period in respect to all Indebtedness for Money Borrowed (other than Indebtedness outstanding pursuant to the Subordinated Debt Documents) as determined in accordance with GAAP owing by Borrower to Lender for such period.

Series A Stock - Borrower's Series A 7% Convertible Preferred Stock, $0.01 par value.

Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

Spell Group - shall mean collectively William H. Spell, Harry W. Spell, Richard
W. Perkins, Bruce A. Richard, G. Peter Konen, Larry Schnase any of their spouses or any family trust which is controlled by any of the foregoing.

Statutory Reserves - a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which Bank or Lender is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board or any successor thereto). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Portions shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to bank or Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, provided that no adjustment shall reduce Statutory Reserves below the amount in effect on the Closing Date. At Borrower's request, the Lender shall provide Borrower with Lender's calculations of Statutory Reserves.

Subordinated Loan Agreement - shall mean the Debenture Acquisition Agreement (as defined in the definition of Subordinated Debt Documents) together with all amendments and modifications thereto, including without limitation, the Amendment Agreement.

Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender, including, without limitation, Indebtedness outstanding pursuant to the Subordinated Debt Documents.

Subordinated Debt Documents - that certain Debenture Acquisition Agreement ("Debenture Acquisition Agreement") dated as of March 16, 1995 by and among Blair, EPI and Borrower with any notes, documents, instruments, agreements, guaranties, exhibits or schedules executed and/or delivered in connection therewith, and all amendments and modifications thereto, including without, limitation, that certain Amendment Agreement dated May 10, 1996 by and among Blair, EPI, PPI, APP and Borrower, that certain Amendment Agreement dated February 14, 1997 by and among Blair, EPI, PPI, APP and Borrower, that certain Amendment Agreement dated May 1, 1997 by and among Blair, EPI, PPI, APP and Borrower and that certain Amendment Agreement dated on or about the Restructuring Closing Date by and among Blair and Borrower.

Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

Tax - in relation to any LIBOR Portion and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required by any Legal Requirement (i) to be paid by Lender and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender.

Term Loan - the Loan described in Section 1.2.1 of the Agreement.

Term Note - the Amended and Restated Secured Promissory Note to be executed by Borrower on or about the Restructuring Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of Exhibit A to the Agreement.

Total Credit Facility - Sixteen Million Five Hundred Thousand Dollars ($16,500,000) plus the outstanding principal balance of the Term Loan.

Trademark Assignment - the Trademark Security Agreement to be executed by Borrower on or about the Restructuring Closing Date in favor of Lender and by which Borrower shall assign to Lender, and grant to Lender a security interest in, as security for the Obligations all of Borrower's right, title and interest in and to all of its trademarks.

Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

Working Capital Loan - the Loan made by Lender as provided in Section 1.3 of the Agreement.

Warrants - shall have the meaning contained in the Amendment Agreement.

OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

LIST OF EXHIBITS
----------------


Exhibit A     Term Note
Exhibit B     Borrower's and each Subsidiary's of Borrower Business Locations
Exhibit C     Form of Borrowing Base Certificate
Exhibit D     Jurisdictions in which Borrower and each Subsidiary of Borrower is
              Authorized to do Business
Exhibit E     Capital Structure of Borrower
Exhibit F     Corporate Names
Exhibit G     Tax Identification Numbers of Subsidiaries
Exhibit H     Patents, Trademarks, Copyrights and Licenses
Exhibit I     Contracts Restricting Borrower's Right to Incur Debts
Exhibit J     Litigation
Exhibit K     Capitalized Leases
Exhibit L     Operating Leases
Exhibit M     Pension Plans
Exhibit N     Labor Contracts
Exhibit O     Compliance Certificate
Exhibit P     Permitted Liens
Exhibit Q     Schedule of Documents